Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC to List on the New York Stock Exchange

Newton, MA (April 1, 2013): TravelCenters of America LLC (NYSE MKT: TA) today announced that it will transfer its stock exchange listing from the NYSE MKT to the New York Stock Exchange (NYSE).

TA’s common stock listed under the ticker “TA” and senior notes listed under the ticker “TANN” have been authorized for listing on the NYSE, where it is expected they will begin trading on April 4, 2013, using the company’s current symbols of “TA” and “TANN”, respectively.  The company will continue to trade on the NYSE MKT for both listings until the transfer is completed.

TA also announced that concurrent with its move to the NYSE, Barclays Capital Market Makers will become the company’s Designated Market Maker (DMM).

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S

PRESENT BELIEFS AND EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED TO OCCUR.  FOR EXAMPLE, WHILE IT IS ANTICIPATED THAT TA AND TANN WILL BEGIN TRADING ON THE NYSE ON APRIL 4, 2013, THIS DATE MAY BE DELAYED OR CHANGED.   ALSO, ALTHOUGH TA’S AND TANN’S SHARES HAVE BEEN AUTHORIZED FOR LISTING ON THE NYSE, THERE IS NO GUARANTEE THAT TA AND TANN WILL CONTINUE TO MEET THE NYSE’S LISTING REQUIREMENTS IN THE FUTURE.  FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENTS.

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